UNITED STATES SECURITIES AND EXCHANGE COMMISSION
FORM 8-K CURRENT REPORT
FIRST AMENDMENT TO REPORT DATED AUGUST 10, 2007

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 15-d
of the Securities Exchange Act of 1934

For the Period Ended: August 10, 2007

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: August 10, 2007)

Filing Date of this Report: September 4, 2007

Montana Acquisition
Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-46174	14-1824753
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

None
(Street Address of Principal Executive Office)

Mailing Address:
c/o Hudson Companies Group Operations
Post Office Box 202
Wyoming, New York 14591-0202

(585) 495-6914
(Registrant’s Telephone Number Including Area Code)
Telecopier (585) 495-6914

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL
STATEMENTS.
ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     We filed a report on Form 8-K with the SEC on August 22, 2007. That report was for the period ended August 10, 2007 and disclosed our version surrounding the dismissal of Michael T. Studer, C. P. A., P. C. of Freeport, New York as our independent principal certifying accountant.

     As a part of our obligations to the SEC, we are required to publish a copy of the Studer firm's response to our statements in accordance with Item 304(a)(3) of Regulation S-B. The purpose of this type of letter is to allow our former accountant to tell the SEC if what we reported to the public about its dismissal was accurate.

     On September 1, 2007, we received (a) a notice from the Studer firm dated August 29, 2007 regarding its cessation as our independent certifying accountant (which we are annexing as Exhibit 99.1 hereof), and (b) the Studer firm's comments dated August 30, 2007 as to the accuracy of our statements in the subject Form 8-K report in accordance with Item 304(a)(3) (which we are annexing as Exhibit 16.1 hereof).

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

     We deem the following exhibits "filed," in accordance with that term's definition under Section 18 of the Securities Exchange Act of 1934.

     Unless to the contrary indicated, we are making each of the following exhibits a part of this report by its annexation hereto:

Exhibit No.	Description of Exhibit
16.1	The Studer Firm's Item 304(a)(3) Comments dated August 30, 2007
99.1	Notice From the Studer Firm dated August 29, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September 4, 2007
By Order of the Board of Directors:

Randolph S. Hudson
Chairman of the Board
President
Chief Executive Officer